                                POWER OF ATTORNEY
               FOR EXECUTING FORMS 3, FORMS 4, FORMS 5 AND FORM 144

The undersigned hereby constitutes and appoints Benjamin Urban, Chief Executive
Officer, Brad Little, Chief Financial Officer, and Fareeha Khan, Vice President
of Finance, or any of them acting without the others, with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

     1.  prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the
         "SEC") a Form ID, or to the System for Electronic Disclosure by
         Insiders ("SEDI") any registrations required to be made, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a)
         of the Securities Exchange Act of 1934, as amended (the "Exchange
         Act") or any rule or regulation of the SEC, or with SEDI as required under applicable Canadian securities laws;

     2.  execute for and on behalf of the undersigned any Form 3, Form 4, Form
         5 and Form 144 and make any filing required to be made on SEDI
         (including any amendments, corrections, supplements or other changes thereto) in accordance with Section 16(a) of the Exchange Act, and the rules thereunder, and under applicable Canadian securities laws, but only to the extent each form, schedule, document or filing relates to the undersigned's beneficial ownership of securities of DIRTT
         Environmental Solutions Ltd. or any of its subsidiaries, or as is otherwise required under applicable laws;

     3.  do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any Form 3,
         Form 4, Form 5 or Form 144 and make any filing required to be made on
         SEDI (including any amendments, corrections, supplements or other changes thereto) and timely file the forms, schedules, documents or other information with the SEC, SEDI and any stock exchange or quotation system, self-regulatory association or any other authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate; and

     4.  take any other action in connection with the foregoing that, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in the form and shall contain the terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

The undersigned hereby grants to the attorney-in- fact full power and authority to do and perform all and every act requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers granted herein.
The undersigned acknowledges that the attorneys-in-

fact, in serving in such capacity at the request of the undersigned, are not assuming (nor is DIRTT Environmental Solutions Ltd. assuming) any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act and applicable filings required on SEDI under applicable Canadian securities laws.

The undersigned agrees that the attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorney-in-fact. The undersigned also agrees to indemnify and hold harmless DIRTT Environmental Solutions Ltd. and the attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by or at the direction of the undersigned, or upon the lack of timeliness in the delivery of information by or at the direction of the undersigned, to the attorney-in-fact for purposes of executing, acknowledging, delivering or filing a Form 3, Form
4, Form 5 or Form 144 and any filing required to be made on SEDI (including any amendments, corrections, supplements or other changes thereto) with respect to the undersigned's holdings of and transactions in securities issued by DIRTT
Environmental Solutions Ltd. or its subsidiaries or as otherwise required under applicable laws, and agrees to reimburse DIRTT Environmental Solutions Ltd. and the attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, Form 4, Form 5 and Form 144 and make filings on SEDI (including any amendments, corrections, supplements or other changes thereto) with respect to the undersigned's holdings of and transactions in securities issued by DIRTT Environmental Solutions Ltd. or its subsidiaries, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact. This Power of Attorney shall automatically terminate with respect to any attorney-in-fact upon his or her ceasing to be an employee of DIRTT Environmental Solutions Ltd. or its subsidiaries. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

                            [Signature page follows.]

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

/s/ Scott Ryan
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Signature

Scott Ryan
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Type or Print Name

7/17/2023
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Date